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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT



EMPLOYMENT AGREEMENT, dated as of August 15, 1996 (the "Agreement"), between SynQuest, Inc., a New York corporation (the "Corporation"), and Timothy M. Harvey (the "Executive") residing at 211 Southern Hill Drive, Duluth, Georgia 30136.

         WHEREAS, the parties hereto desire to establish and set forth the terms of the Executive's employment by the Corporation.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained the parties do hereby agree as follows:

         1. Employment. The Corporation hereby employs the Executive and the Executive hereby accepts employment all upon the terms and conditions set forth herein. The Executive shall serve as Vice President Field Operations of the Corporation and shall perform such duties and exercise such supervision and powers over and with regard to the business of the Corporation customarily associated with such position, as well as such other services for the Corporation and its subsidiaries as the Board of Directors of tile Corporation (the "Board") shall from time to time assign.

         2. Term. The initial term of this Agreement shall be from August 15,. 1996 through August 15, 1999 unless the Executive's employment is sooner terminated as hereinafter provided in Section 9 hereof. After the initial term, the term of employment hereunder shall automatically be extended on the same terms and conditions contained herein for successive one-year periods, except that if the Executive gives notice in writing to the Board or the Board gives notice in writing to the Executive not less than 90 days prior to the date on which such term of employment would otherwise have been renewed indicating such party's intent to terminate this Agreement at the end of the period in which such notice is given, then this Agreement shall terminate on the date such period expires. The initial term of employment and the renewal periods are each referred to herein as a "Period of Employment".

         3.       Compensation: Grant of Stock Options.

         (a) During the first year of employment, the Corporation shall pay the Executive a base salary of $120,000 per annum payable in accordance with the Corporation's payroll practice as from time to time in effect (the "Base Salary").

         (b) Executive shall be paid a draw against bonus of $65,000 paid by the Corporation in 24 equal installments annually.

         (c) Executive shall be paid an annual bonus of $80,000 based on mutually acceptable objectives.

         (d) On the date hereof, the Corporation will grant to the Executive options (the "Options") to purchase 108,487 shares of common Stock, par value $.01 per share, of the

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Corporation pursuant to a stock option agreement between the Executive and the
Corporation as follows:

                  (i) The Options shall be granted under the Corporation's Incentive Stock Option Plan, as amended (the "Option Plan");

                  (ii) 36,162 Options shall vest on each of the first and second anniversaries of the date of grant and 36,163 Options shall vest on the third anniversary of the date of grant;

                  (iii) Each of the Options shall have a exercise Price; and

                  (iv) The issuance of the Options shall be conditioned upon the Option Plan being amended by the Corporation's shareholders to increase the number of shares available for issuance under the Option Plan to cover the Options.

         (e) The company hereby grants to the executive the option to purchase 125,000 shares of common stock at $1.80 per share. This option expires 90 days following the execution of this agreement.

         4. Reimbursement of Business Expenses. The Corporation shall reimburse the Executive for all reasonable business expenses incurred by the Executive in the performance of his duties hereunder, provided that the Executive presents vouchers therefor or other evidence thereof to the Corporation in accordance with the Corporation's general reimbursement policy as in effect from time to time for executives of the Corporation.

         5. Additional Benefits and Perquisites. The Executive shall have those additional benefits and perquisites from time to time hereafter authorized for the Executive in accordance with the Corporation's policies in effect from time to time.

         6.       Participation in Group Plans: Life Insurance. The
Executive shall be eligible to participate in the Corporation's existing benefit plans and any other employee compensation, welfare, insurance and other benefit plans that may from time to time be provided by the Corporation to key executive personnel.

         7. Vacation. The Executive shall be entitled to paid vacation in accordance with the Corporation's policies in effect from time to time.

         8.       Termination of Employment.

         (a) Death. The Executive's employment hereunder shall terminate upon his death.

         (b) Disability. If the Board determines in good faith, based on medical evidence considered by it to be reliable and after giving the Executive an opportunity to present evidence on his own behalf, that as a result of a medically determinable physical or mental impairment the Executive has become substantially unable to perform his duties hereunder at the principal executive offices of the Corporation for any period of six consecutive months, or nine months in any 12-month period, then the Executive shall be deemed to be disabled for the purposes of this Agreement and the Board may give the Executive a Notice of Termination (as hereinafter


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defined) and terminate the Executive's employment hereunder. The Executive's compensation, title and status shall continue during any such period of disability until the Date of Termination (as hereinafter defined). All determinations by the Board pursuant to this Section 9 9b) shall be final and binding upon the Executive.

         (c) Termination for Cause. The Board may terminate the Executive's employment hereunder for Cause. For the purpose of this Agreement, the Board shall have "Cause" to terminate the Executive's employment hereunder upon: (i) tile determination by the Board that Executive has ceased to perform his duties hereunder (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties hereunder; (ii) conviction of the Executive for a felony or any crime involving theft, fraud or moral turpitude; (iii) commission by the Executive of any act involving dishonesty or fraud against the Corporation or its subsidiaries, or which adversely affects the .Corporation or its subsidiaries; (iv) failure by the Executive to comply with a reasonable, written order of the Board; (v) a misrepresentation made willfully, recklessly or in bad faith by the Executive to the stockholders of the Corporation or the Board which causes injury to the Corporation or its subsidiaries or the stockholders or the Corporation; or (vi) a material breach by the Executive of his obligations under Sections 11 or 12 hereof. The Executive's employment shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a Notice of termination specifying the particulars thereof in reasonable detail.

         (d)      Termination Without Cause.

                  (i) The Board may terminate the Executive's employment without Cause at any time by delivering to the Executive a Notice of Termination.

                  (ii) The Executive shall be permitted to terminate his employment, as hereinafter provided, and such employment shall be considered to have been constructively terminated without Cause if there occurs a material change in the position held by the Executive, or in the duties of the Executive, without the Executive's consent such that the position held by the Executive or the duties of the Executive shall not be comparable to the position and duties of the Executive prior to such change.

         (e) Voluntary Termination. The Executive may effect a Voluntary Termination (as hereinafter defined) of his employment hereunder at any time by delivering to the Board a Notice of Termination at least 60 days (or such shorter period of time as the Board shall specify in its sole discretion after receiving such Notice of Termination) before the effective date of such termination. For the purposes of this Agreement, "Voluntary Termination" means the termination by the Executive of his employment with Corporation for any reason other than death or disability or as permitted by Section 9(d) hereof; provided, however, that if at the time of such Voluntary Termination the Executive could be terminated by the Board for Cause, the Executive shall be deemed to have been terminated for Cause.

         (f) Notice of Termination. Any termination by the Board pursuant to Sections 9(b), (c) or (d) hereof shall be communicated by Notice of Termination to the Executive. Any termination by the Executive pursuant to sections 9((1) or (e) hereof shall be communicated by Notice of Termination to the Board. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and, if delivered pursuant to Sections 9(b), (c) or (d) hereof, shall set forth the basis for


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termination of the Executive's employment under the provisions indicated and, if delivered by the Board pursuant to Sections 9(c ) or (d) hereof or by the Executive pursuant to Section 9(e) hereof, shall specify the effective date of termination.

         (g)      Date of Termination. "Date of Termination" shall mean:

                  (i) If the Executive's employment is terminated by reason of death pursuant to Section 9(a) hereof, the date of death;

                  (ii) If the Executive's employment is terminated for disability pursuant to Section 9(b) hereof, 30 days after Notice of Termination is given;

                  (iii) If the Executive's employment is terminated by the Board pursuant to Sections 9(c ) or (d) hereof, the date specified in the Notice of Termination;

                  (iv) If the Executive's employment is terminated by the Executive pursuant to Section 9(d) hereof, the date of the Notice of Termination is given; and

                  (v) If the Executive effects a Voluntary Termination pursuant to Section 9(e) hereof, 60 days after Notice of Termination is given (or such shorter period of time as the Board shall specify in its discretion after receiving such Notice of Termination).

         (h) Employment Rights. Nothing in this Agreement shall confer on the Executive any right to continue in the employ of the Corporation or its subsidiaries, or to interfere in any way with the right of the Board to terminate the Executive's employment at any time.

         (i) Survival of Terms. The rights and obligations of the Corporation and the Executive pursuant to Sections 11, 12 and 13 of this Agreement shall survive the expiration or earlier termination of this Agreement.

         9.       Compensation upon Termination or During Disability.

         (a) No Further Obligation. Upon any termination of employment, the Corporation and its subsidiaries shall have no further obligation to the Executive except to pay the Executive (or his estate in the case of death) the compensation and other benefits provided in this Section 10.

         (b) Death. If the Executive's employment shall be terminated by reason of his death, the Corporation shall pay to his estate his Base Salary and any other amounts due to the Executive from the Corporation (whether pursuant to benefit plans or otherwise) through the Date of Termination.

         (c) Disability. During any period that the Executive fails to perform his duties hereunder as a result of disability referred to in Section 9(b) hereof, the Executive shall continue to receive payment of his Base Salary earned and any other amounts due to the Executive from the Corporation (whether pursuant to benefit plans or otherwise) through the Date of Termination. After payment of amounts set forth in this Section 10(c), the Executive's


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compensation shall be in accordance with such long-term disability plans, if any, of the Corporation as may then be in effect with respect to the Executive.

         (d) Cause: Voluntary Termination. If the Executive's employment is terminated for Cause or if the Executive effects a Voluntary termination of his employment, he shall receive payment of his Base Salary earned and any other amounts due to him from the Corporation (whether pursuant to benefit plans or otherwise) through the Date of Termination.

         (e) Termination Without Cause. If the Executive's employment is terminated without Cause pursuant to Section 9(d) hereof, then if the Executive is not then in violation of the provisions of the Section 11 or 12 hereof, (I) within 15 days after the Date of Termination, the Corporation shall pay the Executive his Base Salary earned and any other amounts due to him from the Corporation (whether pursuant to benefit plans or otherwise) through the Date of Termination; and (ii) the Corporation shall pay to the Executive $120,000 in accordance with the Corporation's payroll practice as then in effect over the applicable period of time specified below and shall permit the Executive to participate in the Corporation's group benefit plans on the same basis that the Executive participated before termination, in each case until the earlier off
(A) the first anniversary of the Date of Termination, or (B) the date the Executive accepts other employment, including, without limitation, employment as a full time consultant in any enterprise. Notwithstanding the foregoing, if the Executive accepts other employment prior to the first anniversary of the Date of Termination and the total annual compensation for the Executive under such new position is less than $120,000 the Corporation shall only pay the Executive, for the period from the date the Executive accepts such other employment until the first anniversary of the Date of Termination, the difference between the annual compensation payable from such other employment and $120,000 prorated over such remaining period.

         10.      Confidential Information: Inventions.

         (a) Confidential Information. The Executive recognizes and acknowledges that the Confidential Information (as hereinafter defined) are valuable, special and unique assets of the Corporation's business, access to and 'knowledge of which are essential to the performance of the Executive's duties hereunder. The Executive shall not, while employed by the Corporation or at any time thereafter, for any reason or purpose whatsoever, disclose to any Person (as hereinafter defined) any Confidential Information (except as such disclosure may be required in the course of the performance of his duties hereunder during the term of his employment and except as such disclosure may be required by law after reasonable notice to the Corporation), and shall not use for his own purposes or for the benefit of any other Person (except the Corporation and its subsidiaries) any Confidential Information under any circumstances. Ail records, files, memoranda, reports, business plans, customer lists and other property relating to the Business of the Corporation (as hereinafter defined) which he will use, prepare or come into contact with, will be and remain the sole property of the Corporation, as applicable, will be returned by him to the Corporation upon the termination of his employment and will not be copied or used by him (except to the extent required in the course of his employment by the Corporation).

         (b) Inventions. The Executive shall disclose promptly and make available to the Corporation all information, details and data pertaining to all Inventions (as hereinafter defined) conceived, made or acquired by him, jointly or severally, during tile term of his employment. All


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inventions which he may conceive, make or acquire during the term of his employment shall remain the exclusive property of the Corporation, and the Executive hereby sells, transfers and assigns to the Corporation, or to any Person designated by the Corporation, the entire right, title and interest of the Executive in and to all such Inventions. The Executive shall execute and deliver to the Corporation such documents, formal transfers and assignments as may be necessary or required to transfer such Inventions to the Corporation or any Person designated by the Corporation, and to permit the Corporation or any Person designated by the Corporation to file and prosecute patent applications, and, as to copyrightable material, to obtain copyright thereof, including patent, trademark and copyright applications and assignments, and shall deliver to the Corporation any and all codes, documentation, facts, sketches, drawings, models, figures and other information with respect to such Inventions. Any Invention disclosed by the Executive within one year following termination of his employment shall be deemed to fall within the provisions of this Section 11
(b) unless proved to have been first conceived and made following such termination.

         (c) Definitions. As used herein, the following terms shall have the meanings set forth below:

                  (i) "Business of the Corporation" means the business of developing, manufacturing, execution and scheduling software for large discrete-part manufacturers and all other products, services, and business activities attendant thereto or in which the Corporation or its subsidiaries engages, or which are under consideration or in development, at any time during the term of the Executive's employment.

                  (ii) "Confidential Information" means any and all trade secrets, know-how and proprietary or confidential business data of the Corporation and its subsidiaries, including, without limitation, customer lists, customer activity, business plans or projections and other information of the Corporation and its subsidiaries not generally known in the industry in which the Corporation and its subsidiaries are engaged.

                  (iii) "Inventions" means any and all discoveries, concepts, software codes, ideas, designs, applications, processes, disclosures, (pound)ormulae, know-how, methods, inventions and/or improvements whether patented or unpatented, or patentable or unpatentable, and copyrighted or copyrightable material which relate to, or have application with respect to, the products, processes or services, sold, leased, used or under consideration or development by the Corporation or its subsidiaries, or which otherwise arise from the efforts of the Executive during the course of his employment hereunder.

         11.      Interference with Relationships with Employees, Suppliers and
Customers: Non-Competition.

         (a) Non-Interference. During the term of his employment by the Corporation and for the greater of the remaining portion of the applicable Period of Employment or two years following the termination of such employment, the Executive shall not, for himself or on behalf of any other Person, directly or indirectly, entice or in any other manner persuade or induce, or attempt to persuade or induce, any employee, customer, principal, supplier of, lessor, lessee, partner or other person with any material business relationship with the Corporation or its


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subsidiaries to discontinue and/or reduce such relationship, and shall not interfere with, disrupt or attempt to disrupt any such relationship.

         (b) Non-Competition. During the term of his employment with the Corporation and for the greater of the remaining portion of the applicable Period of Employment or two years following the termination of such employment, the Executive shall not, directly or indirectly, engage, and shall not be interested as a partner, trustee, director, officer, employee, shareholder, option holder, consultant or other direct or indirect participant or beneficiary in any Person that is a direct competitor of the Corporation or a customer of the Corporation. Not withstanding the foregoing, the ownership for investment purposes as a passive investor of common stock constituting not more than 2% of the outstanding common stock of a Person which is traded on the New York Stock Exchange or the American Stock Exchange or which is authorized to be quoted on the Nasdaq National Market, even though that Person is a competitor of the Corporation, shall not be prohibited by this Section 12.

         (c) Specific Performance. It is the desire and intent of the parties that the provisions of this Section 12 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section 12 shall be adjudicated to be invalid or unenforceable, this Section 12 shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section 12 in the particular jurisdiction in which such adjudication is made.

         12.      Miscellaneous.

         (a) The covenants contained in Sections 11 and 12 hereof are reasonably necessary to protect the legitimate business interests of the Corporation and will not create undue hardship for the Executive in the event of termination of employment. The Executive acknowledges that damages for the violation of any such covenants will not give full and sufficient relief to the Corporation. In the event of any violation of any such covenants, the Corporation shall be entitled to injunctive relief against the continued violation thereof, in addition to any other rights which the Corporation may have by reason of such violation.

         (b) This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, the Executive and the Corporation, their respective heirs, executors, administrators, successors and assigns. In the event of any assignment of this Agreement by the Corporation, by operation of law or otherwise, the Corporation, as applicable, shall remain primarily liable for its obligations hereunder. This Agreement shall not be assignable by the Executive.

         (c) This Agreement shall for all purposes be construed as an Agreement made within and to be wholly performed within the State of New York, it being the intention of the parties that the substantive law of that state control the construction and enforcement hereof.

         (d) Every notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered by messenger, transmitted by facsimile, sent by next-


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day air courier or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(i)      If to the Executive:

         Timothy M. Harvey
         211 Southern Hills Drive
         Duluth, GA 30136

(ii)     If to the Corporation:

         SynQuest, Inc.
         5555 Triangle Parkway, Suite 350
         Norcross, GA 30092
         Attention: Board of Directors
         Facsimile: (770) 447-4995

or to such other address as any party may have furnished to the other in writing in accordance herewith. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged if by facsimile; one business day after being sent by next-day air courier; and two business days after being deposited in the mail, postage prepaid, if mailed, except that notices of change of address shall be effective only upon receipt.

         (e) This Agreement may not be changed, terminated, modified or waived orally. Any change or termination must be signed by the Executive and the Corporation. Any waiver must be signed by the parties thereto and must be denominated as a waiver. No waiver of any provision in one instance shall be a waiver of such provision in any other instance or be a waiver of any other provision.

         (f) This Agreement shall be construed and interpreted so as to be enforceable to the fullest extent permitted by law and to the extent it shall be deemed unenforceable or invalid in any jurisdiction, such invalidity and unenforceability shall not affect its validity or enforceability or validity of any other jurisdiction, nor shall it affect the enforceability or validity of any provision hereof.

         (g) Words of the masculine gender used herein shall include import words of the feminine or neuter gender where appropriate.

         (h) The term "Person" as used herein shall mean a natural person, or any partnership, proprietorship, association, corporation or other entity.

         (i) The term "affiliate" as used herein shall mean with respect to any Person, any other Person that directly or indirectly, by itself or through one or more intermediaries, controls, or is controlled by, or is under direct or indirect common control with, such person.

         (j) This Agreement sets forth the entire agreement among the parties hereto in respect of the subject matter hereof and supersedes any and all prior agreements and understandings with respect tot he employment of the Executive by the Corporation. To the extent any terms contained herein are in conflict with or are inconsistent with the terms of any


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other agreement to which the Executive or the Executive and the Corporation are parties, the terms of this Agreement shall govern.

         (k) The Corporation shall deduct from all amounts payable under this Agreement all Federal, state, local and other taxes required by law to be withheld with respect to such payments.

         (l) The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

Accepted and Approved:

/s/ Timothy M. Harvey                     /s/ Joseph T. Trino
----------------------------------        ----------------------------------
By: Timothy M. Harvey                     By:  Joseph T. Trino
                                          Title:  President

Date:                                     Date:


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